Exhibit 10.3

First Amendment to Addendum to Employment Agreement

This First Amendment to Addendum to Employment Agreement (this “Amendment”) is entered into between Medgenics, Inc. (“Medgenics”), its wholly owned subsidiary, Medgenics Medical Israel, Ltd. (the “Company”) and Phyllis Bellin (the “Employee”) as of September 17, 2014.

WHEREAS as of November 1, 2005 the Employee has been employed by the Company;

WHEREAS, the Employee, the Company and Medgenics are parties to that certain Employment Agreement dated July 1, 2007 (the “Employment Agreement”), which Employment Agreement was amended by that certain Addendum to Employment Agreement dated as of July 15, 2014 (the “Addendum”) (the Employment Agreement as modified by the Addendum shall be referred to as the “Amended Agreement”);

WHEREAS, the parties have determined that an inadvertent error was made in the Addendum, and desire to amend the Addendum to correct such error and to make an additional change to the Employment Agreement. Capitalized terms in this Amendment have the same meaning attributed to them in the Amended Agreement, unless otherwise stated; and

WHEREAS, pursuant to Section 14.8 of the Employment Agreement, the Employment Agreement may be amended by written agreement of the Employee and the CEO, with the approval of the Board;

NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants of the parties set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties, intending to be legally bound, hereby expressly covenant, consent, and agree as follows:

1.	The recitals to this Amendment constitute an integral part hereof and are hereby incorporated into the body of this Amendment as if fully restated herein.

2.	The parties agree that the Accrued Vacation Amount as of the Determining Date was $46,556, not $33,780 as originally set forth in Section 2.7 of the Addendum. According, the parties agree that the first sentence of Section 2.7 of the Addendum shall be deleted in its entirety and replaced with the following: “The parties agree and acknowledge that as of the Determining Date the Employee has accrued 77.06 days of paid vacation, representing $46,556 in benefits based on her past salary (the “Accrued Vacation Amount”), the Accrued Vacation Amount shall be paid to the Employee upon the termination of the Employment Agreement, unless the Employment Agreement is terminated for cause as provided in Section 7.3 of the Employment Agreement.”

3.	Amendment to Section 14.8 of the Employment Agreement. Section 14.8 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all negotiations, undertakings, agreements, representations or warranties, whether oral or written, by any officer, employee or representative of Medgenics or the Company or any party thereto; and any prior agreement of the parties hereto or of the Employee and Medgenics and/or the Company in respect of the subject matter contained herein is hereby terminated and cancelled. Any modification to the Agreement can only be made in writing, signed by each of the parties hereto.”

4.	Except as specifically amended hereby, the Amended Agreement remains in full force and effect and is hereby ratified by the parties thereto. In the event that any of the terms or conditions of the Amended Agreement conflict with this Amendment, the terms and conditions of this Amendment shall control.

[Signature page follows]

IN WITNESS WHEREOF the parties have duly executed this Amendment effective as of the date first written above:

/s/ Phyllis Bellin		October 14, 2014
Phyllis Bellin		Dated

Medgenics Medical Israel Ltd.

By:	/s/ Michael Cola	October 14, 2014
	Its: Director	Dated

Medgenics, Inc.

By:	/s/ John Leaman	October 14, 2014
	Its: CFO	Dated